Consent of Ernst & Young LLP, Independent Auditors

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Class A, Class B and Class C Shares Prospectus and in the Class R Shares Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report, dated January 14, 2003, in Post-Effective Amendment Number 15 to the Registration Statement (Form N-1A No. 33-53746) of Pioneer International Value Fund.




                                                         /s/ Ernst & Young LLP
                                                         ERNST & YOUNG LLP


Boston, Massachusetts
March 28, 2003